                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Susan Fedor, Investor Relations
203.894.3288, SUSANFEDOR@VITALWORKS.COM

                    VITALWORKS REPORTS SECOND-QUARTER RESULTS

RIDGEFIELD, Conn., July 22 /PRNewswire/ - VitalWorks Inc. (Nasdaq:VWKS), a leader in healthcare practice management and clinical solution software, today reported financial results for its second quarter ended June 30, 2003.

Total revenues for the quarter were $28.2 million, compared to $28.9 million for the June 2002 quarter. The revenue decline primarily reflects a shortfall in software sales targeted to large physician group practices.

The company had net income of $4.2 million, or $.09 per diluted share, for the June 2003 quarter, compared to net income of $8.3 million, or $.17 per diluted share, for the corresponding period ended June 30, 2002. The June 2002 quarter includes credits of $3.6 million related to the recovery of former officer loans and $.5 million from the early termination of an office lease. The June 2003 quarter includes a credit of $.5 million that reflects the resolution of an outstanding matter involving a federally-subsidized research and development project dating back to 1997.

Operating income was $4.5 million for the June 2003 quarter. Included in operating income is depreciation and amortization expense of $1.0 million.

VitalWorks ended the quarter with cash and cash equivalents totaling $36.7 million and long-term debt totaling $17.0 million. In terms of working capital, the company's current ratio is 2.1 to 1, compared to 1.7 to 1 at June 30, 2002 and 1.9 to 1 at year end.

Days sales outstanding (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) for the June 2003 quarter was 41 days, down from 49 days for the same quarter of the prior year.

"Despite the difficult IT-spending environment, particularly at the high end of our market where we are most affected, we are very excited about the growth we are seeing in sales of RadConnect(R) RIS and our Intuition(TM) product line," said Joseph Walsh, president and CEO. "While we continue to focus on delivering next generation products and expanding our sales force, our financial condition and results of operations have remained strong," Mr. Walsh added.

VITALWORKS REPORTS SECOND-QUARTER RESULTS (CONTINUED)              JULY 22, 2003

VitalWorks also reported that its board of directors recently formed a nominating committee consisting of the company's three nonemployee board members. This committee has begun a search for a fourth independent board member to achieve the board's goal of having a majority of board members meeting the definition of "independent director" under the proposed NASDAQ rules.

As reported on July 3, 2003, the company currently expects total revenues for the 2003 fiscal year to be approximately $114 million to $116 million and earnings per share to be approximately $.26 to $.29. These estimates assume, among other things, an effective income tax rate of less than 2% due primarily to the company's net operating loss carryforwards, and depreciation and amortization expense of approximately $4.5 million.

ABOUT VITALWORKS

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for general medical practices and has specialty-specific products and services for practices such as radiology, anesthesiology, ophthalmology, emergency medicine, plastic surgery, and dermatology. VitalWorks also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative, financial, and clinical information management functions for physicians and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit VitalWorks at http://www.vitalworks.com.

VITALWORKS REPORTS SECOND-QUARTER RESULTS (CONTINUED)              JULY 22, 2003

SAFE HARBOR STATEMENT

Except for the historical information contained in this press release, the matters discussed are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable and are based on reasonable assumptions and forecasts, including the assumption that there will be no further deterioration in the IT-spending environment; however, you should not place undue reliance on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are that generally, the company operates with a minimal amount of software licensing and system sales backlog. Therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast. The company's future operating results will vary due to these and other factors, such as: changes in customer purchasing patterns, the length of sales and delivery cycles, the availability of specified computer hardware for resale, the size and timing of orders for products and services, the deferral and/or realization of deferred software license and system revenues according to contract terms, the timing, cost and success of new product and service introductions and product upgrade releases, the company's ability or inability to attract and retain qualified personnel, the timing, cost and level of advertising and promotional programs, competition including product offerings, price and service, customer attrition, changes of accounting estimates and assumptions used to prepare the prior periods' financial statements, uncertainties concerning pending and new litigation against the company including related professional services fees, and changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment. A significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new radiology information system, RadConnect(R) RIS, Intuition(TM) product line, and sales and services related to the implementation of certain requirements of HIPAA (Health Insurance Portability and Accountability Act), which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. Any forward-looking statements should be considered in light of these factors, as well as other risks as detailed in the company's filings with the Securities and Exchange Commission including its most recent reports on Form 10-K and 10-Q. VitalWorks undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, June 30, 2003 contained in this press release are subject to review and audit by the company's independent auditors.

                                 VITALWORKS INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        JUNE 30,        December 31,
                                                                                          2003              2002
                                                                                        ---------         ---------
ASSETS
Current assets:
 Cash and cash equivalents                                                              $  36,720         $  39,474
 Accounts receivable, net of allowances                                                    12,788            14,130
 Computer hardware held for resale                                                          1,023               629
 Deferred income taxes, net                                                                 1,682             1,578
 Prepaid expenses and other current assets                                                  2,396             1,660
                                                                                        ---------         ---------
TOTAL CURRENT ASSETS                                                                       54,609            57,471

Property and equipment, at cost, less accumulated depreciation
 and amortization                                                                           3,935             4,542
Goodwill                                                                                   20,256            20,256
Product development and deferred finance costs,
 less accumulated amortization                                                              8,780             9,049
Deferred income taxes, net                                                                 25,068            25,172
Other assets                                                                                  797               641
                                                                                        ---------         ---------
Total assets                                                                            $ 113,445         $ 117,131
                                                                                        =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                                                  $  10,493         $  10,630
 Accrued employee compensation and benefits                                                 2,080             4,636
 Accrued restructuring costs                                                                  771             1,107
 Deferred revenue, including unearned discounts                                             7,583             9,578
 Current portion of long-term debt                                                          4,909             4,300
                                                                                        ---------         ---------
TOTAL CURRENT LIABILITIES                                                                  25,836            30,251

Long-term debt                                                                             12,079            14,641
Other liabilities, primarily unearned discounts re: outsourced printing services            6,600            11,806

Stockholders' equity:
 Preferred stock $.001 par value; 2,000,000 shares authorized;
    none issued
 Common stock $.001 par value; 200,000,000 shares authorized;
    45,051,863 and 44,605,944 shares issued                                                    45                45
 Additional paid-in capital                                                               204,716           203,173
 Accumulated deficit                                                                     (129,359)         (136,313)
 Treasury stock, at cost, 1,985,502 shares                                                 (6,472)           (6,472)
                                                                                        ---------         ---------
TOTAL STOCKHOLDERS' EQUITY                                                                 68,930            60,433
                                                                                        ---------         ---------
Total liabilities and stockholders' equity                                              $ 113,445         $ 117,131
                                                                                        =========         =========

                                 VITALWORKS INC.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                              JUNE 30,                         JUNE 30,
                                                       2003             2002             2003             2002
                                                     --------         --------         --------         --------
REVENUES
 Maintenance and services                            $ 22,569         $ 21,229         $ 45,099         $ 42,394
 Software licenses and system sales                     5,619            7,673           11,662           14,716
                                                     --------         --------         --------         --------
Total revenues                                         28,188           28,902           56,761           57,110
                                                     --------         --------         --------         --------

COSTS AND EXPENSES
Cost of revenues:
 Maintenance and services                               5,538            5,376           11,744           10,920
 Software licenses and system sales, includes
    amortization of product development costs
    of $427, $265, $855 and $387                        2,034            2,207            4,753            3,801
Selling, general and administrative                    11,678           11,928           23,926           24,542
Research and development                                3,850            3,565            7,697            6,740
Depreciation and amortization                             573              630            1,128            1,234
Credit for loan losses                                                  (3,000)                           (6,000)
                                                     --------         --------         --------         --------
                                                       23,673           20,706           49,248           41,237
                                                     --------         --------         --------         --------
OPERATING INCOME                                        4,515            8,196            7,513           15,873
Interest income                                            73              649              164            1,219
Interest expense                                         (302)            (521)            (623)          (1,112)
                                                     --------         --------         --------         --------
INCOME BEFORE INCOME TAXES                              4,286            8,324            7,054           15,980
Provision for income taxes                                 50               25              100               50
                                                     --------         --------         --------         --------
NET INCOME                                           $  4,236         $  8,299         $  6,954         $ 15,930
                                                     ========         ========         ========         ========

EARNINGS PER SHARE

 Basic                                               $   0.10         $   0.20         $   0.16         $   0.40
 Diluted                                             $   0.09         $   0.17         $   0.15         $   0.33


AVERAGE NUMBER OF SHARES OUTSTANDING

 Basic                                                 42,998           40,865           42,858           40,006
 Diluted                                               46,415           49,690           46,389           48,625


Note: Certain prior period amounts have been reclassified to conform to the 2003 presentation.